Acelity L.P. Inc. Announces Date of its Fourth Quarter and Full Year 2014
Earnings Release and Conference Call

San Antonio, Texas-February 13, 2015 - Acelity L.P. Inc. today announced that it will release its fourth quarter and full year 2014 financial results and host an investor conference call on Tuesday, February 17, 2015. The conference call will begin at 11:00 a.m. EST and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

Participants are encouraged to dial into the conference call at least 10 minutes before the call is scheduled to begin. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	(877) 537-8066
International Dial-in Number:	+706-634-7494
Conference ID Number:	67798791

For those unable to attend the conference call, an archive of the conference call will be available until March 17, 2015. The archived conference call can be accessed by dialing (855) 859-2056 or (404) 537-3406 and providing the Conference ID number 67798791.

FOR MORE INFORMATION, CONTACT:

Investors
Caleb Moore
Office: (210) 255-6433
caleb.moore@acelity.com

News Media
Mike Barger
Office: (210) 255-6824
mike.barger@acelity.com